UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2024 (April 10, 2024)

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont,	California	94538
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 10, 2024, Velo3D, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain investors (collectively, the “Purchasers”). The Purchase Agreements relate to the sale and issuance, on a reasonable best efforts basis (such sale and issuance, the “Offering”), by the Company of an aggregate of: (i) 34,285,715 shares of the Company’s common stock, par value $0.00001 per share (the “common stock”) and (ii) warrants to purchase up to 34,285,715 shares of common stock (the “warrants”). The offering price per share of common stock and accompanying warrant is $0.35.

The warrants are immediately exercisable at an exercise price of $0.35 per share and will expire on the five year anniversary of the date of issuance.

The closing of the Offering is expected to take place on April 12, 2024, subject to the satisfaction of customary closing conditions. The Offering is expected to result in gross proceeds to the Company of up to approximately $12 million. The Company intends to use the net proceeds from the Offering primarily for funding working capital and capital expenditures and other general corporate purposes, including repayment of the Company’s senior secured notes due 2026.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. In the Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a variable rate transaction (as defined in the Purchase Agreements) until 180 days after the closing date of the Offering, subject to certain exceptions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

Placement Agency Agreement

In connection with the Offering, on April 10, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to arrange for the sale of the shares of common stock and the warrants. The Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate purchase price paid by any and all Purchasers in connection with sales and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $150,000. In addition, the Placement Agent will receive warrants (the “Placement Agent warrants”) to purchase such number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock sold in the Offering, or an aggregate of 1,714,286 shares of common stock. The Placement Agent warrants will be exercisable immediately upon issuance and will have substantially the same terms as the warrants, except that the Placement Agent warrants will have an exercise price of $0.385 per share (representing 110% of the offering price per share of common stock and accompanying warrant) and will expire five years from the commencement of the sales pursuant to the Offering.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

The common stock and warrants were offered by the Company pursuant to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-268346) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on November 14, 2022 and declared effective by the Commission on November 21, 2022, including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act dated April 10, 2024 to the prospectus contained in the Registration Statement dated November 21, 2022.

The form of Purchase Agreement, Placement Agency Agreement, form of warrant and form of Placement Agent warrant are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, Purchase Agreement, warrants and Placement Agent warrants are qualified in their entirety by reference to such exhibits.

Item 7.01 Regulation FD Disclosure.

On April 9, 2024 and April 10, 2024, the Company also issued press releases announcing the launch and pricing the Offering, copies of which are attached hereto as Exhibits 99.1 and 99.2. The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished to the Commission and, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Fenwick & West LLP.
10.1*	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement, dated April 10, 2024, by and between the Company and A.G.P./Alliance Global Partners.
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).
99.1	Press Release, dated April 9, 2024.
99.2	Press Release, dated April 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements relating to the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering, and the timing of the closing of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities and the risks identified in the Company’s filings with the Commission, including its Annual Report on Form 10-K, the prospectus supplement related to the Offering, and subsequent filings with the Commission. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	April 11, 2024	By:	/s/ Bernard Chung
		Name:	Bernard Chung
		Title:	Acting Chief Financial Officer